EXHIBIT 10.7

                      FIFTH AMENDMENT TO CREDIT AGREEMENT


          This FIFTH AMENDMENT TO CREDIT AGREEMENT (this "Fifth Amendment"), executed as of November 13, 1995 and effective as of September 30, 1995, is by and among CARLISLE PLASTICS, INC., a Delaware corporation, as Borrower (the "Borrower"), A&E PRODUCTS (FAR EAST) LTD., a Hong Kong corporation, PLASTICOS BAJACAL S.A. DE C.V., a Mexican corporation, RHINO-X INDUSTRIES, INC., a Delaware corporation, A&E KOREA, LTD., a Delaware corporation and AMERICAN WESTERN CORPORATION, a Delaware corporation, collectively as the Co-Obligors (the "Co-Obligors"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation, as Agent and as Lender (the "Agent").

                                   RECITALS
                                   --------
          A. The parties hereto are parties to that certain Credit Agreement dated as of March 9, 1994, as amended by that certain First Amendment to Credit Agreement and Security Agreement dated as of April 14, 1994, that certain Second Amendment to Credit Agreement dated as of April 15, 1994, that certain Third Amendment to Credit Agreement dated as of October 25, 1994 and that certain Fourth Amendment to Credit Agreement dated as of June 14, 1995 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), pursuant to which Lender has made and may hereafter make loans and advances and other extensions of credit to Borrower; and

          B. Borrower and Co-Obligors desire, and Agent is willing, to further amend certain provisions of the Credit Agreement, all on the terms and conditions set forth in this Fifth Amendment. These Recitals shall be construed as part of this Fifth Amendment.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. DEFINED TERMS; LOAN DOCUMENT. Each capitalized term used in this Fifth Amendment and not otherwise defined in this Fifth Amendment shall have the meaning ascribed thereto in SCHEDULE A to the Credit Agreement. This Fifth Amendment shall constitute a Loan Document.

          2. AMENDMENT OF THE CREDIT AGREEMENT. SCHEDULE 6.11 to the Credit Agreement is hereby amended by deleting in its entirety clause (b) thereof and by substituting therefor the following:

          "(b) MINIMUM NET WORTH. Borrower and its Subsidiaries on a consolidated basis shall have, as at each of the dates set forth below (and shall maintain at all times during the period from and including such date through but excluding the next date immediately succeeding such date), Net Worth equal to or greater than the amount set forth opposite such date:

               DATE                       MINIMUM NET WORTH
               ----                       -----------------
          June 30, 1994              The higher of $66,000,000 or
                                     Equity as of April 30, 1994

          September 30, 1994         The higher of $66,000,000 or
                                     Equity as of April 30, 1994

          December 31, 1994          $68,000,000

          March 31, 1995             $69,400,000

          June 30, 1995              $71,300,000

          September 30, 1995         $70,000,000

          December 31, 1995          $74,100,000

          June 30, 1996              $76,000,000

          December 31, 1996          $81,100,000"

          3. CONDITIONS TO EFFECTIVENESS. This Fifth Amendment shall not become effective, and Agent and Lenders shall have no obligation hereunder, until the following conditions shall have been satisfied in full, in Agent's sole discretion:

          (a) Agent shall have received original counterparts of this Fifth Amendment, duly executed by each party hereto; and

          (b) on and as of the date hereof, the representations and warranties of Borrower made pursuant to SECTION 4 hereof shall be true, accurate and complete in all respects.

          4. REPRESENTATIONS AND WARRANTIES OF BORROWER. In order to induce Agent and Lender to enter into this Fifth Amendment, Borrower hereby makes the following representations and warranties, each of which shall survive the execution and delivery of this Fifth Amendment:

          (a) as of the date hereof, no Default or Event of Default has occurred and is continuing and, after giving effect to this Fifth Amendment and the transactions contemplated hereby, no Default or Event of Default shall have occurred and be continuing;

          (b) as of the date hereof and after giving effect to this Fifth Amendment and the transactions contemplated hereby, the representations and warranties of Borrower and each of the Co-Obligors contained in the Loan Documents are true, accurate and complete in all respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent that any such representation or warranty expressly relates to an earlier date; and

          (c) the execution, delivery and performance by Borrower and each of the Co-Obligors of this Fifth Amendment and each of the agreements, schedules, exhibits, certificates, documents and other instruments attached hereto, described herein or contemplated hereby to which such Person is a party are within its corporate power and have been duly authorized by all necessary corporate action on the part of such Person (including, without limitation, resolutions of the board of directors and, as applicable, the stockholders, of such Person), and this Fifth Amendment and such agreements, schedules, exhibits, certificates, documents and instruments are the legal, valid and binding obligation of each such Person enforceable against each such Person in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally or by application of general principles of equity.

          5.   REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT.

               5.1 Except as specifically amended above, the Credit Agreement and each of the Schedules thereto shall remain in full force and effect and the Credit Agreement (including SCHEDULE 6.11, Financial Covenants), as amended by this Fifth Amendment, is hereby ratified and confirmed in all respects.

               5.2 Except to the extent the Credit Agreement has been amended by the terms hereof or as otherwise expressly provided herein, the execution, delivery and effectiveness of this Fifth Amendment shall not operate as a waiver of any right, power or remedy of Agent under the Credit Agreement or any of the other Loan Documents, or constitute a waiver of any provision of the Credit Agreement or any of the other Loan Documents.

               5.3 Upon the effectiveness of this Fifth Amendment each reference in (a) the Credit Agreement to "this Agreement," "hereunder," "hereof," or words of similar import and (b) any other Loan Document to "the Credit Agreement," shall, in each case, mean and be a reference to the Credit Agreement (including SCHEDULE 6.11, Financial Covenants), as amended hereby.

          6.   MISCELLANEOUS.

               6.1 FEES AND EXPENSES. Borrower agrees to pay on demand all fees, costs and expenses incurred by or otherwise due to Agent in connection with the preparation, execution and delivery of this Fifth Amendment, together with all fees, costs and expenses incurred by or otherwise due to Agent prior to the date hereof which are payable by Borrower pursuant to the Credit Agreement.

               6.2 HEADINGS. Section headings in this Fifth Amendment are included herein for convenience of reference only and shall not constitute a part of this Fifth Amendment for any other purpose.

               6.3. COUNTERPARTS. This Fifth Amendment may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

               6.4 GOVERNING LAW. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS FIFTH AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS AND DECISIONS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES) APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.


                                  *  *  *  *

          IN WITNESS WHEREOF, each party hereto has caused this Fifth Amendment to be duly executed and delivered by its proper and duly authorized officer. This Fifth Amendment is executed as of November 13, 1995 but shall be deemed effective as of September 30, 1995.


GENERAL ELECTRIC CAPITAL CORPORATION,
a New York corporation,
as Agent and Lender

By:    /s/ Thomas E. Johnstone
       -------------------------
Name:  Thomas E. Johnstone
Title: Vice President-Commercial Finance Inc.


CARLISLE PLASTICS, INC.,
a Delaware corporation

By:    /s/ Patrick J. O'Leary
       --------------------------
Name:  Patrick J. O'Leary
Title: Chief Financial Officer


A&E PRODUCTS (FAR EAST) LTD.,
a Hong Kong corporation

By:    /s/ Patrick J. O'Leary
       -------------------------
Name:  Patrick J. O'Leary
Title: Director


PLASTICOS BAJACAL S.A. DE C.V.,
a Mexican corporation

By:    /s/ Clifford A. Deupree
       -------------------------
Name:  Clifford A. Deupree
Title: Sole Administrator

RHINO-X INDUSTRIES, INC.,
a Delaware corporation

By:    /s/ Patrick J. O'Leary
       -------------------------
Name:  Patrick J. O'Leary
Title: Vice President, Secretary and Chief Financial Officer


A&E-KOREA, LTD.,
a Delaware corporation

By:    /s/ Patrick J. O'Leary
       -------------------------
Name:  Patrick J. O'Leary
Title: Vice President, Secretary and Chief Financial Officer


AMERICAN WESTERN CORPORATION,
a Delaware corporation

By:    /s/ Patrick J. O'Leary
       -------------------------
Name:  Patrick J. O'Leary
Title: Vice President, Secretary and Chief Financial Officer